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                                                                     EXHIBIT 4.1

    SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS PRINTED ON THE BACK OF
                    THIS CERTIFICATE AND MADE A PART HEREOF.

                ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

          CERTIFICATE NUMBER _____                             ___________ UNITS

                           ILLINOIS RIVER ENERGY, LLC
                                  CLASS A UNITS

               THIS CERTIFIES THAT_____________________________________________
IS THE OWNER AND REGISTERED HOLDER OF _____________________________________
CLASS A UNITS OF ILLINOIS RIVER ENERGY, LLC, TRANSFERABLE ONLY ON THE BOOKS OF THE COMPANY BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

          IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS CERTIFICATE TO BE EXECUTED BY ITS DULY AUTHORIZED OFFICERS THIS ____ DAY OF _______________, 2002.

          ---------------------                      ---------------------------
          SECRETARY                                  PRESIDENT

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The securities represented by this certificate may not be sold, offered for sale, or transferred in the absence of either an effective registration statement under the securities act of 1933, as amended, and under applicable state securities laws, or an opinion of counsel satisfactory to the Company that such transaction is exempt from registration under the securities act of 1933, as amended, and under applicable state securities laws.

The Units represented by this certificate quantify the limited liability company interest of the holder hereof in the Company. A limited liability company interest is personal property. The holder hereof has no interest in specific property of the Company. The limited liability company interest quantified by the Units represented by this certificate is governed by and are subject to the provisions of the Company's Limited Liability Company Agreement, as amended and agreed to by the Members.

The Units represented by this certificate are subject to further restriction as to their sale, transfer, hypothecation, or assignment as set forth in the Company's Limited Liability Company Agreement, as amended and agreed to by the Members. Said restriction provides, among other things, that no Units may be transferred, and that no vendee, transferee, assignee, or endorsee of a Member shall have the right to become a substituted Member without the consent of the Company's Board of Managers which consent may be given or withheld in the sole and absolute discretion of the Board of Managers.


FOR VALUE RECEIVED, ______________ HEREBY SELL, ASSIGN AND TRANSFER UNTO
_______________________________________________________________________________
__________________________________ UNITS REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ____________________________, ATTORNEY, TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED COMPANY, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED _________________                      ___________________________________
                                             Notice: The signature to this
IN THE PRESENCE OF                           assignment must correspond with the
                                             name as written upon the face of
                                             this Certificate in every
_______________________                      particular, without alteration or
                                             enlargement or any change whatever.